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                                                                    EXHIBIT 10.7


                                   AGREEMENT

This Agreement, is by and between Advanced Corneal Systems, Inc., (hereinafter "ACS"), with offices at 15279 Alton Parkway, Suite 100, Irvine, CA 92618 and CoMedica Global Inc., (hereafter "CoMedica") located at 730 View Street,
Suite 620, Victoria, British Columbia V8W 3Y7.

WHEREAS, ACS intends to submit the results of the Investigation to the Food and Drug Administration ("FDA") and other international regulatory agencies in support of marketing approval;

WHEREAS, ACS desires to have certain research conducted (as described herein) with respect to the compound known as Vitrase(TM) a hyaluronidase solution (the "Investigation") in accordance with the protocol attached hereto as Exhibit A, which is incorporated herein together with all amendments thereto, (hereinafter, the "Protocol"); and

WHEREAS, CoMedica is experienced in such research and has the qualified personnel available to perform these services for ACS;

WHEREAS, ACS has entered into a contract substantially similar to this Agreement with Covance Clinical and Periapproval Services, Inc., having its principal place of business at 210 Carnegie Center, Princeton, New Jersey ("COVANCE"), for the purpose of having COVANCE assist ACS with the execution of substantially the same investigation in North America and Europe; and

NOW THEREFORE, in consideration of the premises and of the mutual promises and undertakings herein contained, the parties intending to be legally bound do hereby agree as follows:

I.        SCOPE OF SERVICES

          The Investigation shall consist of the services set forth in Attachment 1 (Scope of Services) which is incorporated herein. COMEDICA shall not undertake any additional work without a written modification of this Agreement pursuant to Section XVIII (Modifications). To the extent that any conflict exists between the terms of this Agreement and Attachment 1 (Scope of Services), the terms of this Agreement shall take precedence.

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CroMedica agrees to conduct, and to cause its employees, officers, directors and representatives to conduct, the Investigation in accordance with the terms of this Agreement (as applicable to the particular Investigation), the Protocol, and in full compliance with all applicable Federal, State, and local laws and regulations, including without limitation FDA guidelines pertaining to clinical investigations and the use of investigational drugs in humans.

CroMedica hereby certifies that it has not and will not use in any capacity the services of any individual, corporation, partnership or association which has been debarred under 21 U.S.C. 306(a) or (b). In the event that CroMedica becomes aware of the debarment or threatened debarment of any individual, corporation, partnership or association providing services to CroMedica or to an Investigator retained by CroMedica which directly or indirectly relate to Investigator's activities under this Agreement, CroMedica shall notify ACS immediately. Any Investigator retained by CroMedica will understand that ACS shall have the right to terminate this Agreement immediately upon receipt of such notice.

CroMedica will undertake to assure that Investigators retained by CroMedica in the INVESTIGATION certify that they have not been debarred under the provisions of the Generic Drug Enforcement Act of 1992, 21 U.S.C. 306(a) or (b). In the event that an Investigator:

(i)   becomes debarred; or

(ii) receives notice of action or threat of action with respect to debarment, during the term of this Agreement, CroMedica agrees to notify ACS immediately. In the event that Investigator becomes debarred as set forth in clause (I) Investigators retained by CroMedica understands that this Agreement shall automatically terminate without any further action or notice by either party. In the event that an Investigator receives notice of action or threat of action as set forth in clause (ii) above, CroMedica and Investigators retained by CroMedica understands that ACS shall have the right to terminate this Agreement immediately.


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         CroMedica understands that the results from its Investigation will be incorporated with the results from the COVANCE investigation into regulatory submissions, or parts thereof, as contemplated herein. CroMedica understands that COVANCE is responsible for the timely and proper preparation of portions of the regulatory submissions. Therefore, CroMedica will cooperate to the full extent necessary to insure that the Protocol is properly implemented, and that the data from the Investigation is delivered to COVANCE in a timely manner as required under the Protocol. Such cooperation shall include, but not be limited to, providing COVANCE and ACS with timely notice of any issues with the Protocol or Investigation, delays in delivering the data and/or deficiencies in the data itself.

II.      PERFORMANCE SCHEDULE

         The Performance Schedule by which CROMEDICA shall perform the services specified in this Agreement is set forth in Attachment 2 (Payment and Performance Schedule), which is incorporated herein.


III.     COMPENSATION

         A.       CROMEDICA Compensation

                  This is a fixed unit price contract. ACS shall pay to CROMEDICA in the manner specified in Attachment 2 (Payment and Performance Schedule), as compensation for all services performed under this Agreement, the sum of US $409,790. This amount represents all of CroMedica's professional fees, and all expenses other than Reimbursable Expenses as described below.

         B.       Payment Schedule

                  CroMedica shall invoice ACS on a milestone-completion basis, according to the Payment Schedule set forth in Attachment 2 (Payment and Performance Schedule), which is incorporated herein.


         C.       Reimbursement of Expenses




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               1.   ACS will reimburse CroMedica for the "actual cost" (defined below) of expenses incurred by CroMedica for:

                    (a) travel; provided that such expenses are (i) reasonable and necessary; and (ii) incurred consistent with CroMedica's travel policy.

                    As used herein, "actual cost" means the dollar cost paid by CroMedica, without any management fee, commission or mark-up by CroMedica, and less any discount, rebate or other allowance paid to CroMedica by a supplier, whether reflected on the original billing or thereafter.

               2. Expenses reimbursable under (a) above are referred to herein as "Reimbursable Expenses". Except for Reimbursable Expenses, all costs incurred by CroMedica in performing this Agreement shall be the responsibility of CroMedica.

               3. CroMedica shall submit monthly invoices for travel expenses paid in the preceding month, together with back-up documentation as requested by ACS, to the person identified on Attachment 3 (Contact Persons).

IV.       PROTOCOL

          The Investigation shall be conducted in full accordance with the Protocol and any Protocol amendments. CroMedica shall make no change in the Protocol during the course of the Investigation without the prior written approval of ACS, except where necessary to eliminate apparent immediate hazards to human subjects. ACS shall have the right at any time to initiate such changes in the Protocol, as ACS deems necessary or appropriate, including suspending the Investigation temporarily or permanently.


V.        CROMEDICA MANAGEMENT OF CLINICAL INVESTIGATIONS

          A.   Investigator Brochure/Product Monograph


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         Before the Investigation begins, and from time to time throughout the course of the Investigation, as determined by ACS, ACS shall provide CroMedica and all Investigators with a current Investigator Brochure and Product Monograph for the study compound.

B.       Field Monitoring Guidelines

         Unless supplied by ACS, in consultation with ACS, CroMedica shall develop, Protocol-specific Field Monitoring Guidelines to facilitate study monitoring.

c.       On-Site Monitoring

         1. Before the commencement of the Investigation at each site, CroMedica shall conduct an on-site study initiation visit to each Investigator site. During the study initiation visit, CroMedica shall inspect and inventory clinical supplies and review the Protocol and CRF form with site staff to ensure understanding and compliance.

         2. CroMedica shall conduct periodic on-site monitoring visits to each Investigator site during the course of the Investigation at a frequency to be directed by ACS, but in no event less than one visit every eight weeks. During each such visit, CroMedica shall ensure, by review of relevant investigator records, and otherwise, that the investigator and the investigational site continue to meet all applicable federal, state, and local laws, statutes and ordinances and regulations, and FDA Guidelines for the Conduct of Clinical Investigations. CroMedica will promptly notify ACS of any investigator that is not complying with their agreement, and attempt to obtain compliance. If compliance is not promptly obtained, and after approval is received from ACS, CroMedica will end the investigators participation in the study.




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                    3.   CroMedica shall conduct an on-site, close-out visit at
                         the conclusion of the study. During the close-out visit, CroMedica shall ensure that the Investigator has maintained the standards specified in Paragraph 2, above, and, in addition, shall:

                         a.   Obtain a reconciliation of all drug inventories;

                         b. Resolve any final inquiries concerning CRF issues; and

                         c. Confirm that the Investigator has maintained all required documentation.

                    4. CroMedica shall prepare and maintain reports of each on-site visit performed pursuant to this sub-Section (On-Site Monitoring). The monitoring visit reports shall be in a format mutually agreed upon by the parties.

               D.   Supply of Drug

                    1.   Supply of Drug to Investigators

                         ACS shall supply all of the drug to be used in the Investigation.

                    2.   Return of Unused Drug Supplies

                         CroMedica shall ensure that each investigator whose participation in the Investigation has been completed or discontinued shall either (a) return any unused drug supplies to CroMedica or ACS, as directed by ACS; or
                         (b) dispose of the unused drug supplies as directed by ACS. CroMedica shall require that each Investigator account for any drug supplies that are missing.

                    3.   Non-Diversion; Labeling

                         All drug supplied to CroMedica and to Investigators shall remain the exclusive property of ACS until administered or dispensed to patients during the course of the


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          Investigation. In no event shall any drug supplied to CroMedica for use in the Investigation be used by CroMedica for any purpose other than as contemplated by the Protocol and this Agreement, or be delivered to any person other than an Investigator and, CroMedica shall use all reasonable efforts to ensure that the Investigators comply with the terms of this Agreement, the Attachments hereto and the Protocol in all material respects.

     4.   Study Drug Disposition Records

          Unless otherwise specified by ACS, CroMedica shall maintain records relating to the disposition of the drug, which shall include, without limitation: (1) the amounts of drug supplies received from ACS (with respective dates); (2) the Investigator sites to which the drug has been delivered (with respective dates and amounts); (3) the amount of the drug spilled or otherwise lost (with respective dates, if known);
          (4) the amount of the drug returned to CroMedica (with respective dates); and (5) the amount of the drug returned by CroMedica to ACS (with respective dates).

E.   Maintenance and Inspection of Records

     CroMedica shall prepare and maintain complete, accurate, legible written records, accounts, notes, reports and data on the Investigation in a timely fashion. CroMedica shall maintain all records under this Section (CROMEDICA Management of Clinical Investigation) pertaining to the management of the Clinical Investigation for a period of 15 years from the date of creation. ACS authorized representative(s), and regulatory authorities to the extent permitted by law, may, during regular business hours, arrange in advance with CroMedica to inspect and copy all data and work products related to the Investigation. CroMedica shall cooperate with



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               any regulatory authority and allow them access to relevant records and data to the extent permitted by law.

VIII.     CONTACT PERSONS AND STAFFING

          CROMEDICA shall assign a sufficient number of personnel to complete the Scope of Services set forth on Attachment 1 (Scope of Services). In the event that ACS determines that any CROMEDICA personnel are not performing to ACS satisfaction, ACS shall have the right to request that such personnel be replaced by personnel acceptable to ACS. ACS and CROMEDICA have designated appropriate personnel to be available to CroMedica to answer questions and resolve problems relating to the Investigation. The names of these individuals, and the respective subjects on which they may be consulted, are set forth in Attachment 3 (Contact Persons).

IX.       PERIOD OF PERFORMANCE

          This Agreement shall take effect as of the last date of execution by the last of the parties to execute this Agreement, and shall remain in effect until the completion of the services performed by CroMedica under the Agreement, or until earlier termination in accordance with the Section on Termination, below.

X.        TERMINATION

          A.   ACS Right to Terminate

               ACS reserves the right to immediately terminate this Agreement in whole or in part, with or without cause, upon written notice to CroMedica. In the event this Agreement is terminated by ACS prior to completion, CroMedica shall use its best efforts to conclude or transfer the project, as directed by ACS, as expeditiously as possible. CroMedica shall not undertake further work, incur additional expenses, or enter into further commitments with regard to the Investigation after receiving such notice upon of termination from ACS, except as mutually agreed upon by the parties. Upon termination of the Agreement, CroMedica shall return to ACS all of ACS property (as defined in the Section covering


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                  Property Ownership) in CroMedica's possession, unless
                  otherwise agreed to in writing.

         B.       CROMEDICA's Right to Terminate

                  CroMedica may terminate this Agreement upon default of any material provision of this Agreement; provided, however, that prior to terminating, CroMedica shall notify ACS in writing of such default, and shall allow ACS thirty (30) days to remedy such default. In the event that ACS fails to remedy the default within the 30-day period, CroMedica may terminate the Agreement effective immediately.

         C.       Compensation to CroMedica upon Termination

                  In the event of a termination under this Section, CroMedica shall be entitled to compensation as follows:

                  1. All payments due and owing under this Agreement at the time of CroMedica's receipt of the notice of termination for work completed and in progress;

                  2. Reimbursement for any noncancelable services and commitments entered into by CroMedica in order to carry out this Agreement, provided CroMedica provides ACS with documentation of completion of work or expenses incurred.

                  3. CroMedica shall credit or return to ACS any funds not expended or obligated by CroMedica in connection with the Investigation prior to the effective termination date indicated in the notice of termination. Termination of this Agreement by either party shall not affect the rights and obligations of the parties accrued prior to the effective date of termination. The rights and duties under Articles III, V, VI, X, XI, XII, XIII, XIV, XVI, XVIII, XX, XXI, XXII, XXIII, and XXIV shall survive the termination or expiration of this Agreement.

XI.      CONFIDENTIAL INFORMATION



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A.   Definition

     For purposes of this Agreement, "Confidential Information" means any knowledge or information that is (1) acquired by CroMedica from ACS prior to or during the course of the Investigation whether written, graphic or oral, or (2) prepared, developed or generated by CroMedica during the course of the Investigation; provided, however, that "Confidential Information" does not, whether written, graphic or oral, include knowledge or information that CroMedica can demonstrate by written records was known by it prior to the receipt of such knowledge or information from ACS, or that is publicly disclosed by ACS either prior to or subsequent to receipt of the knowledge or information by CroMedica.

B.   Non-Disclosure

     CroMedica (1) shall not publish, disseminate, or otherwise disclose to any third party (except as may be required by this Agreement or by law) any Confidential Information without the prior written consent of ACS; (2) shall use the same care and discretion in maintaining the confidentiality of the Confidential Information that CroMedica uses with similar information that it considers confidential; provided that such care and discretion shall not be less than the standard of care and discretion that would be employed by a prudent person under similar circumstances; (3) shall restrict the dissemination of the Confidential Information within its own organization to persons who have a need to know; and (4) shall not, without the prior written consent of ACS, make any use whatever of the Confidential Information except for the purpose of conducting the Investigation. In the event CroMedica is required by applicable law to disclose Confidential Information to a proper authority, CroMedica shall first notify ACS, and CroMedica and ACS shall then attempt in good faith to agree upon a mutually satisfactory way to disclose such Confidential Information as necessary for this limited purpose. CroMedica shall ensure that its employees, officers,


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                              directors, affiliates, agents and representatives
                              comply with the terms of this Article XI and otherwise with there terms of this Agreement.

                         C.   Return of Confidential Information

                              At the expiration or earlier termination of this Agreement, CroMedica shall return to ACS all written Confidential-Information, and all written material that incorporates any Confidential Information.

                         D.   Survival of Obligation of Confidentiality

                              The obligation of confidentiality set forth in this Section shall continue for ten years following the date of expiration or earlier termination, for any reason, of this Agreement, and shall be binding upon permitted assignees, administrators and other legal representatives of CroMedica.

                         E. CroMedica shall obtain ACS prior written permission before using ACS name, symbols and/or marks in any form of publicity in connection with the Investigation. The foregoing sentence shall not exclude legally required disclosure by CroMedica or reports generated in the normal course of business by CroMedica.

               XII.      PROPERTY OWNERSHIP

                         A.   Rights in Property

                              All materials, documents, data, software and information of every kind and description supplied to CroMedica by ACS or prepared, developed, or generated by CroMedica pursuant to this Agreement, (except for CroMedica procedural manuals, personnel data, methods, procedures, and policies) shall be the sole and exclusive property of ACS and ACS shall have the right to make whatever use it deems desirable of any such property. CroMedica shall not, without the prior written consent of ACS, publish, disseminate, or otherwise disclose to any third party any such property (except such disclosure as may be required by law), or use any such property for any purpose other than the





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                  performance of this Agreement. CroMedica warrants by the
                  execution of this agreement that they have not entered, and will not enter into any contractual agreement or relationship which would in any way conflict with or compromise ACS's proprietary interest in, or rights to any inventions, discoveries or technology existing at the time of the execution of this Agreement or arising out of or related to the performance thereunder.

         B.       Retention of Property

                  Unless otherwise required by law or the terms of this Agreement, any property specified in Subsection A, above, that CroMedica shall have in its possession shall be maintained by CroMedica for a period of not less than five (5) years from the date of receipt thereof and shall be organized in such manner that it will be ready for immediate reference. ACS shall have the right at any time to examine or obtain from CroMedica copies of any or all such property. After five (5) years, CroMedica may dispose of such property in accordance with instructions provided by ACS. If ACS fails to provide such instructions, CroMedica shall so notify ACS, and if instructions are still not forthcoming within thirty (30) days of such notification, CroMedica may destroy such property.

         C.       Survival of Obligation

                  The rights and obligations set forth in this Section shall survive the expiration or earlier termination, for any reason, of this Agreement, and shall be binding upon permitted assignees, administrators and other legal representations of CroMedica.

XIII.    RIGHTS IN INTELLECTUAL PROPERTY AND PATENTS

         A.       Inventions, Discoveries, and Know-How

                  With respect to any and all inventions, discoveries, and know-how (including, without limitation, all ideas, improvements, and creations) that are conceived, gained, or reduced to practice by




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                  CroMedica in the course of performing its obligations under this Agreement, CroMedica agrees:

                  1. To disclose promptly to ACS or its nominee any such inventions, discoveries and know-how;

                  2. To assign and transfer to ACS all rights, title, and interest in and to any and all such inventions, discoveries, and know-how upon the request of ACS; and

                  3. To perform any and all lawful acts that in the judgment of ACS are necessary or desirable to secure or maintain for the benefit of ACS adequate patent and other property rights in the United States and all foreign countries with respect to any such inventions, discoveries and know-how, including, without limitation, making or delivering to ACS United States and foreign patent applications, powers of attorney, assignments, oaths and affirmations, and applications for securing, protecting or registering any property rights relating to such inventions, discoveries and know-how, and cooperating with ACS in the defense of patents related to such inventions, discoveries and know-how in infringement actions.

                  ACS shall compensate CroMedica at standard hourly rates for the time devoted to said activities and reimburse it for all reasonable expenses incurred.

         B.       Copyrights

                  CroMedica agrees to assign to ACS all right, title, and interest in and to any Work, as defined below, including without limitation all right, title, and interest in and to copyright of the Work, in the United States or anywhere throughout the world, in the name of ACS (or otherwise, as directed by ACS), for the sole benefit of ACS, and to secure renewals or extensions of such copyrights in ACS name (or otherwise, as directed by ACS). CroMedica shall execute any assignments or other documents that ACS deems necessary to effectuate the purposes of this



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          Subsection B. For purposes of this Section, "Work" means all reports, documents, research, drafts, materials, computer software, and data that are recorded in any form (including, without limitation, written, electronic, or photographic form) and that are prepared, developed, or generated by CroMedica in the course of performing its obligations under this Agreement.

     C.   Survival of Obligations

          The obligations imposed by this Section shall survive the expiration or earlier termination, for any reason, of this Agreement with respect to inventions, discoveries and know-how conceived, gained or reduced to practice by CroMedica, and Work prepared, developed, or generated by CroMedica, in the course of performing this Agreement. Such obligations shall be binding upon permitted assignees, administrators and other legal representatives of CroMedica. It is agreed that neither CroMedica nor ACS transfers to the other by operation of this Agreement any patent right, copyright, or other proprietary right of either party, except as specifically set forth in this Agreement.

XIV. INDEMNIFICATION

     A.   Indemnification of ACS


          CroMedica shall hold harmless and indemnify ACS, its employees, agents and assigns, from and against all claims, complaints, or lawsuits for damages that arise or are alleged to arise as a result of the intentional misconduct, negligence, malfeasance or violation of law, statute or regulation of CroMedica, or any of its employees, agents, or representatives, in conducting the Investigation, or from CroMedica's failure to adhere to the terms of the Protocol or this Agreement or fails to comply with all applicable Provincial, Federal, state and local laws, and guidelines and regulations. For purposes of this Article XIV only, Investigators are not agents or representatives of CroMedica.




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          B.   Indemnification of CroMedica

               ACS shall indemnify and hold harmless CroMedica, its representatives and employees, from and against all claims, complaints, or lawsuits for damages that arise as a result of personal injury or death that is alleged to have been caused by or attributed to any substance provided by ACS and dispensed or administered in accordance with the provisions of the Protocol; provided that:

               1. ACS shall be promptly notified of any such claim, complaint, or lawsuit;

               2. ACS shall have the right, in its sole discretion, to undertake the defense, compromise, or settlement, at its own expense and by its own counsel, of any such claim, complaint, or lawsuit; and

               3. CroMedica shall cooperate fully in the investigation and defense of any such claim, complaint, or lawsuit.

               The indemnification provided for in this Subsection B shall not apply to any loss, damage, cost or expense that is caused by or attributable to the intentional misconduct, negligence, malfeasance or violation of law, statute or regulation of CroMedica, or any of its employees, agents, or representatives.

XV. INSURANCE

     A. CROMEDICA shall maintain in force at all times during the term of this Agreement, with an insurance company acceptable to ACS, the following insurance, including any special terms indicated and shall, prior to signing this Agreement, provide to ACS certificates of insurance for each type of insurance specifying that ACS will receive no less than thirty (30) days' notice of cancellation, non-renewable or material change.

          1. Comprehensive General Liability insurance including products and completed operations, personal injury,


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         broad form property damage including completed operations, independent contractors, and blanket contractual liability with the product/completed operations exclusion removed. ACS will be named as additional insured. Combined Single Limit for bodily injury and property damage - $1,000,000.

     2.  Workers' Compensation Insurance Coverage - statutory.

     3.  Employers' Liability Coverage - $500,000.

     4. Professional Liability Insurance - Covering all claims for damages arising out of errors and omissions in the performance of professional duties of CROMEDICA under this Agreement. The Limits of Liability shall be $1 million per claim subject to a $2 million annual aggregate.

XVI.     NOTICES AND PAYMENTS

         Except as otherwise provided herein, any notice or other communications or any payment required under this Agreement shall be delivered by hand, first class mail, a nationally recognized overnight courier service, or facsimile transmission, to the party at the address listed below:

    If to Advanced Corneal Systems:               Jane Ellen Giamporcaro
                                                  ------------------------------
                                                  ADVANCED CORNEAL SYSTEMS, INC.
                                                  15279 Alton Parkway, Suite 100
                                                  Irvine, CA 92618

    If to CROMEDICA:                              Ken Newport
                                                  ------------------------------
                                                  CroMedica Global Inc.
                                                  620-730 View Street
                                                  Victoria, British Columbia
                                                  V8W 3Y7


         Any such notice shall be effective (1) in the case of a hand delivery, when received; (2) in the case of an overnight delivery service, on the next business day after being placed in the possession of such delivery



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         service, with delivery charges prepaid; (3) in the case of the mail, three days after deposit in the postal system, first class postage prepaid; and (4) in the case of facsimile transmission, when electronic indication of receipt is received.

XVII.    MODIFICATIONS

         No changes shall be made in this Agreement except by written agreement of the parties, signed by authorized representatives. ACS authorized representative shall be designated in Attachment 3 (Contact Persons).

XVIII.   ENTIRE AGREEMENT

         This Agreement, together with its Attachments, including the Protocol, shall be the entire and complete understanding between the parties in regard to the covered subject matter. This Agreement merges all prior discussions between the parties and neither party shall be bound by conditions, definitions, warranties, understandings, or representations concerning such subject matter except as provided in this Agreement or as specified on or subsequent to the effective date of this Agreement in a writing signed by properly authorized representatives of both the parties.

XIX.     ASSIGNMENT

         Neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party. Notwithstanding the previous sentence, ACS may assign its obligations under this Agreement to any affiliate of ACS or in connection with the transfer or sale of all or substantially all of its assets or business relating to the drug(s) being studied hereunder or its merger or consolidation with another organization, provided that the rights of CroMedica under this Agreement are not materially prejudiced.

XX.      INDEPENDENT CONTRACTOR

         CroMedica shall function as an independent contractor and shall not hold itself out as an agent of ACS in any way.



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XXI.      GOVERNING LAW

          This Agreement shall be construed, interpreted and enforced under the laws (excluding the laws governing conflicts of laws) of the State of California.

XXII.     WAIVER

          The failure of a party in any instance to insist on the strict performance of the terms of this Agreement shall not be construed to be a waiver or relinquishment of any of the terms of this Agreement, either at the time of the party's failure to insist upon strict performance or at any subsequent time.

XXIII.    SEVERANCE

          Each clause of this Agreement is a distinct and severable clause and if any clause is deemed illegal, void, or unenforceable, the validity, legality, or enforceability of any other clause or portion of this Agreement shall not be affected thereby.

XXIV.     HEADINGS

          All headings contained in this Agreement appear only for convenience and reference. They do not define, limit, extend, or describe the scope of this Agreement or the intent of any of its provisions.



ACCEPTED AND AGREED:

ADVANCED CORNEAL SYSTEMS, INC.                         CROMEDICA GLOBAL INC.

BY: /s/ [ILLEGIBLE]                                    BY: /s/ [ILLEGIBLE]
   ---------------------------                            ----------------------
TITLE: VICE PRESIDENT                                  TITLE: PRESIDENT & C.F.O.

DATED: SEPTEMBER 8, 1998                               DATED: AUGUST 24, 1998

CROMEDICA PROPOSAL FOR ADVANCED CORNEAL SYSTEMS, PHASE III VITRASE(TM) STUDY
--------------------------------------------------------------------------------
STUDY SPECIFICATIONS AND TIME ESTIMATES
(based on protocol synopsis and other information received)
--------------------------------------------------------------------------------

Product                            Vitrase(TM) a hyaluronidase solution

Indication                         Intravitreal hemorrhage

Study Design                       Phase III, prospective, randomized, parallel,
                                   double-masked, dose-response study with 4 arms

Study Objectives                   To investigate the safety and efficacy of
                                   hyaluronidase (intravitreal injection) for clearance of severe vitreous hemorrhage

Estimated # and Location of Sites  10, South Africa

# of Patients                      Global enrolment 800 patients, competitive
                                   enrolment

# of Visits/Patient                9    (baseline, randomization, day 1, day 7,
                                         months 1, 2, 3, 6, 12)

Estimated # of CRF Pages/Patient   Not known

Estimated Enrolment Period         20 months as indicated: October 1998-May 2000

Follow-up Period                   12 months

Estimated Time Study Conduct       Total 32 months     Oct. 1998-May 2001

       Enrolment and 6 month follow-up complete: 26 months Oct. 1998-Nov. 2000 12 month follow-up complete: an additional 6 months Dec. 2000-May 2001

Total CroMedica Involvement        3 years

       July-Sept 1998: regulatory and site selection
       Oct. 1998-May 2001: study conduct
       June 2001: study close-out

Estimated # Monitoring Visits/Site Initiation, 24 regular visits, close-out

       (Visits every 4-6 weeks for 26 months;
       visits every 3 months for another 6 months)

ASSUMPTIONS

Fee Schedules

o Fee schedules are based on the study specifications noted above and the assumptions noted below.

o       Fees are in U.S. funds.

o All travel-associated costs including transportation, accommodation and meals connected with meetings, monitoring and other site visits will be passed directly through to ACS.

o All shipping and printing costs of study-related materials will be the responsibility of ACS.

Investigator Meeting

o For this proposal we have assumed that CroMedica will organize and conduct an investigator meeting in S. Africa, including logistics, correspondence with participants and agenda in consultation with ACS, with presenters from CroMedica and ACS. Medica expertise for the meeting will be provided by ACS as discussed.

o Pass-through costs include transportation, accommodation and meals for CroMedica staff, including the project manager, a clinical operations assistant and CRAs.

ACS Responsibilities

o Investigator budget negotiations, fees and fee administration are not included in the budget, and will be the responsibility of ACS.

o It is assumed that ACS will provide the protocol, CRFs, laboratory services and biometry services.

o It is assumed that ACS has in place a Medical Monitor to whom CroMedica will report all serious adverse events and refer questions about inclusion/exclusion criteria and protocol interpretation.

IRBs

o      CroMedica has assumed the use of individual institutional IRBs.

Site Responsibilities

o It is assumed that sites will provide all necessary regulatory documentation, transcribe data on to CRFs, provide adequate resources for the conduct of the study, provide source documentation, remain in compliance with the protocol and report all adverse events.

Project Management and Monitoring

o       CroMedica will provide comprehensive management of the study to include:

        -leadership, direction and problem-solving

        -ensuring all regulatory requirements are met

        -site selection and initiation

        -provision and supervision of CRAs

        -scheduling of visits

        -review of trip reports

        -supply tracking

        -timeline preparation and updates

        -progress reports to ACS

        -meetings and communications with ACS and monitors

        -weekly teleconferences with CRAs for status up-dates

o All trial related activities undertaken by the CroMedica project team are conducted in accordance with CroMedica SOPs and ICH/GCP guidelines. Where requested, ACS SOPs can be used.

o CroMedica policy dictates that an indication- and protocol-specific CRA training seminar occur as an adjunct to the investigator meeting. Otherwise, a training seminar will be planned before commencement of the study.

o CroMedica will prepare a monitoring plan, define the scope of work for the monitors, and distribute all relevant study materials to monitors.

o Time allotted for monitoring visits includes preparation, time on-site, travel time and trip report.

o       Monitoring visits include all monitoring activities, specifically:

        -review of patient eligibility and consent

        -data review for accuracy and completeness, including 100% source verification of CRF data

        -protocol and GCP adherence

        -recruitment assessment

        -study file maintenance, including regulatory documentation as needed

        -adverse event and serious adverse event reporting

        -supply tracking and accountability

        -data query resolution and transfer of data

        -trip report

        -all communications with site staff and project manager

                                  ATTACHMENT 2
                        PAYMENT AND PERFORMANCE SCHEDULE

PAYMENT SCHEDULE

Sponsor shall reimburse reasonable costs and expenses at net thirty (30) days terms upon receipt of invoice and any associated original receipts, and/or at the occurrence of the below incidents enacted at Sponsor's request, pending review for acceptableness and/or completeness. All figures are in US dollars:

                       FIXED-UNIT PRICE PAYMENT STRUCTURE
--------------------------------------------------------------------------------
                                               UNIT COST         STUDY MAXIMUM
                                               ---------         -------------
Up-front (20%)                               $81,958.              $ 81,958.
                                             --------------        --------
Site recruitment including IRB
submission and collection of
pre-Study documentation                      $   731. X 10         $  7,310.
                                             --------------        --------
Regulatory Submission                        $ 1,360.              $  1,360.
                                             --------------        --------
Investigator Meeting                         $ 5,240.              $  5,240.
                                             --------------        --------
Site Initiation Visit                        $ 1,428. X 10         $ 14,280.
                                             --------------        --------
Interim Monitoring Visit                     $ 1,190. X 240        $285,600.
                                             --------------        --------
Site Close Out Visit                         $ 1,020. X 10         $ 10,200.
                                             --------------        --------
Management fee paid at study                 $ 3,842.              $  3,842.
completion
                                             --------------        --------
Total Contract                                                     $409,790.
                                                                   ========

Pass-through Costs: SPONSOR shall reimburse CONTRACTOR for reasonable pass-through costs (e.g., travel, lodging, meals) at net thirty (30) days term upon receipt of original receipt(s)/invoice. Interest at 15% shall apply in net thirty (30) days terms are not satisfied.

                                  ATTACHMENT 3
                                CONTACT PERSONS


Advanced Corneal Systems, Inc.          Contractual/Financial Matters:
                                        J.C. MacRae
                                        Vice President
                                        15279 Alton Parkway, Suite 100
                                        Irvine, CA 92618

                                        Clinical/Investigation Matters:
                                        Jane Ellen Giamporcaro
                                        15279 Alton Parkway, Suite 100
                                        Irvine, CA 92618

CroMedica                               Ken Newport
                                        CroMedica Global Inc.
                                        730 View Street, Suite 620
                                        Victoria, British Columbia
                                        V8W 3Y7










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